SCAN TO
VIEW MATERIALS & VOTE

MURPHY CANYON ACQUISITION CORP.
4995 MURPHY CANYON RD, SUITE 300
SAN DIEGO, CA 92123

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MURF2023SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22613-S72448 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MURPHY CANYON ACQUISITION CORP.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6 and 7.

	For	Against	Abstain
1. To consider and vote upon a proposal to approve the business combination (the “Business Combination”) described in this proxy statement/prospectus, including the Agreement and Plan of Merger, dated as of November 8, 2022 and as amended on January 27, 2023 and May 11, 2023 (the “Merger Agreement”), by and among Murphy Canyon Acquisition Corp., a Delaware corporation ("MURF"), Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (“Conduit”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of MURF (“Merger Sub”), which, among other things, provides for the merger of Merger Sub with and into Conduit, with Conduit surviving the merger as a wholly-owned subsidiary of MURF — we refer to this proposal as the “business combination proposal”;	☐	☐	☐
2. To consider and vote upon separate proposals to approve amendments to MURF’s current amended and restated certificate of incorporation to:			
2a. Charter Amendment Proposal A - To change the name of the public entity from "Murphy Canyon Acquisition Corp." to "Conduit Pharmaceuticals Inc.";	☐	☐	☐
2b. Charter Amendment Proposal B - To provide for one class of authorized common stock;	☐	☐	☐
2c. Charter Amendment Proposal C - To delete the various provisions in MURF’s current amended and restated certificate of incorporation applicable only to special purpose acquisition corporations (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time);	☐	☐	☐
2d. Charter Amendment Proposal D - To increase the number of authorized shares of common stock to 250,000,000;	☐	☐	☐
2e. Charter Amendment Proposal E - To fix the number of directors at seven (7), a majority of whom shall be independent directors in accordance with The Nasdaq Stock Market LLC's requirements;	☐	☐	☐

	For	Against	Abstain
3. To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with U.S. Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “advisory charter amendments proposals”;	☐	☐	☐
4. To elect seven (7) directors who, upon consummation of the Business Combination, will be the directors of New Conduit — we refer to this proposal as the “director election proposal”;	☐	☐	☐
5. To consider and vote upon a proposal to approve the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (named in anticipation of the Business Combination), which is an incentive compensation plan for employees of New Conduit and its subsidiaries, including Conduit — we refer to this proposal as the “incentive plan proposal”;	☐	☐	☐
6. To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of New Conduit common stock and warrants to purchase New Conduit common stock, par value $0.0001 per share, to Prospect Science Ventures Limited (the “Private Placement Investor”) in the Private Placement, the proceeds of which will be used to finance the Business Combination and related transactions and the costs and expenses incurred in connection therewith with any balance used for working capital purposes — we refer to this proposal as the “Nasdaq proposal”; and	☐	☐	☐
7. To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if MURF does not have sufficient proxies to approve one or more of the foregoing proposals — we refer to this proposal as the “adjournment proposal.”	☐	☐	☐
2f. Charter Amendment Proposal F - To require that stockholders only act at annual and special meetings of the corporation and not by written consent.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V22614-S72448

MURPHY CANYON ACQUISITION CORP.
Special Meeting of Stockholders
September 7, 2023 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam Sragovicz and Jack K. Heilbron, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of MURPHY CANYON ACQUISITION CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM on September 7, 2023, at www.virtualshareholdermeeting.com/MURF2023SM2, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side